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                                                                      Exhibit 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 2-82662, 2-85336, 2-94926, 33-12280, 33-16088, 33-28764, 33-45474, 33-63289,
33-64039, 33-70960, 333-14529, 333-03139, 333-26149, 333-44495, 333-53175 and
333-40242 each on Form S-8 and Registration Statement Nos. 33-62715, 333-20209, 333-43166, 333-76927 and 333-86733 each on Form S-3 of our report dated November 30, 2001 (December 19, 2001 as to the fourth paragraph of Note 1), appearing in this Annual Report on Form 10-K of Robotic Vision Systems, Inc. for the fiscal year ended September 30, 2001.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
December 26, 2001

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